Exhibit 10.2

ON TRACK INNOVATIONS LTD.

2021 INCENTIVE EQUITY PLAN

This plan, as amended from time to time, shall be known as the On Track Innovations Ltd. 2021 Incentive Equity Plan (the “Plan”).

1.	Purpose

The Plan is intended to increase shareholder value and to advance the interests of the Company by furnishing economic incentives designed (i) to provide an incentive to attract, motivate, and retain, in the employ of the Company and its Affiliates (as defined below), persons of training, experience, and ability, (ii) to attract employees, directors, office holders, consultants, service providers and others who can provide services which are considered valuable from the perspective of the Company, to encourage the sense of proprietorship of such persons and, (iii) to stimulate the active interest of such persons in the development and financial success of the Company by providing them with Awards, pursuant to the Plan.

2.	Definitions

For purposes of interpreting the Plan and related documents, the following definitions shall apply:

(a)	“Affiliate” – means an entity controlling, controlled by or under common control with a Person. For the purpose of this definition of Affiliate, “control” shall mean the direct or indirect (whether alone or together with a “relative,” as defined in Section 76(d) of the Tax Ordinance) holding of, or right to hold or to acquire, 10% or more of the issued share capital and/or voting rights, the right to receive 10% or more of the profits and/or the right to appoint a director.

(b)	“Applicable Laws” – means the laws, regulations and orders of the State of Israel, as well as requirements relating to the administration of employee share and/or option plans under any stock exchange or quotation system on which the Shares are then listed or quoted.

(c)	“Approved 102 Option” – means an Option issued pursuant to Section 102(b) of the Tax Ordinance and held in trust by the Trustee for the benefit of the Optionee.

(d)	“Approved 102 Shares” – means a Share (including Restricted Share) issued pursuant to Section 102(b) of the Tax Ordinance and held in trust by the Trustee for the benefit of the Grantee.

(e)	“Award” – shall include Options, Shares and/or Restricted Shares granted under and governed by the provisions of the Plan.

(f)	“Board” – means the Board of Directors of the Company.

(g)	“Cause” – means (i) a conviction of any felony involving moral turpitude or affecting the Company; (ii) any refusal, or a failure (as a result of gross negligence or willful misconduct), to carry out a reasonable directive of the management of the Company or any of its Affiliates, or as applicable, the Board, which was within the scope of the duties of the Grantee and which involves the business of the Company or any of its Affiliates and which was capable of being lawfully performed by the Grantee; (iii) an embezzlement or theft of funds of the Company or any of its Affiliates; (iv) a breach of a Grantee’s fiduciary duties or breach in bad faith of Grantee’s duties of care towards the Company or any of its Affiliates; including, without limitation, self-dealing, prohibited disclosure of confidential information of, or relating to, the Company or any of its Affiliates, or engagement in any business competitive to the business of the Company or of its Affiliates; (v) conduct (other than conduct which is clearly carried out in good faith) which is reasonably determined by the Board to be materially detrimental to the Company; (vi) any other cause justifying termination or dismissal without severance payment under applicable law; and (vii) any other event defined as “Cause” under a Grantee’s employment or engagement agreement with the Company or its any of its Affiliates.

(h)	“Chairman” – means the chairman of the Board.

(i)	“Company” – means On Track Innovations Ltd., an Israeli public company, bearing registration number 52-0042862 and any Successor Company.

(j)	“Controlling Shareholder” – shall have the meaning ascribed to it in Section 32(9) of the Tax Ordinance.

(k)	“Date of Grant” – shall have the meaning set forth in section 21 below.

(l)	“Director” – means a member of the Board.

(m)	“Disability” – means a Grantee’s inability to perform his or her duties towards the Company or its applicable Affiliate, for a consecutive period of at least 180 days or for an aggregate period of 180 days in any 360 days period, by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(n)	“Employee” – means an individual who is employed by the Company or any of its Affiliates, including an individual who is serving as a Director or an Office Holder, of the Company or any of its Affiliates, but excluding a Controlling Shareholder on the Date of Grant of Shares and/or Option under the Plan or as a result of the applicable grant of Shares and/or the exercise of the Option.

(o)	“Employment” – means (i) in case of an Employee, salaried employment with the Company or any Affiliate of the Company, which shall include (unless the Board shall otherwise determine, in its full discretion) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Board, may include service with any former Affiliate of the Company; (ii) in case of Director or Office Holder (who is not an Employee), such person’s engagement with the Company or any Affiliate of the Company in the provision of services as a Director and/or Office Holder, as applicable.

(p)	“End of the Period” – shall have the meaning defined under Section 102.

(q)	“Exercise Price” – shall mean the average closing price of the Shares during the last thirty (30) days prior to the date of grant, to be paid in order to purchase a Share in connection with the exercise of an Option, unless determined otherwise by the Board.

(r)	“Expiration Date” – with respect to an Option, shall mean the date that such Option is no longer exercisable, as set forth in Section 7.

(s)	“Fair Market Value” – means, as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the TASE, the NASDAQ National Market, the AIM market of the London Stock Exchange or The NASDAQ SmallCap Market of The NASDAQ Stock Market, the Fair Market Value of the Shares shall be the average closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for a period determined by the Board, in its sole discretion, prior to the time of determination; provided that the Board may fix the “Fair Market Value” of the Shares in another reasonable manner, if so requested by an acquirer of all or substantially all of the Company’s shares or assets;

(ii)	If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, their Fair Market Value shall be difference between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in a source the Committee deems reliable, provided that the Board may fix the “Fair Market Value” of the Shares in another reasonable manner, if so requested by an acquirer of all or substantially all of the Company’s shares or assets; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined by the Board.

(iv)	Without derogating from the above, solely for the purpose of determining the tax liability pursuant to Section 102(b)(3) of the Tax Ordinance, if at the Date of Grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the Date of Grant, the Fair Market Value of a Share at the Date of Grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

(t)	“Grant Agreement” – means a written or electronic agreement between the Company and a Grantee evidencing the terms and conditions of the issuance of Shares or a grant of an Option. The Grant Agreement shall state, inter alia and as applicable, the number of Shares being issued (or the number of shares underlying the Option being granted), the dates when the Option may be exercised, in whole or in part (subject to Section 9 of the Plan), the Exercise Price subject to the Option and such other terms as the Board in its discretion may prescribe. The Grant Agreement is subject to the terms and conditions of the Plan. Grant Agreements may vary among different Grantees, as determined by the Board in its sole discretion.

(u)	“Grantee” – means a party to whom Shares are issued under the Plan or an Optionee.

(v)	“Office Holder” – shall have the meaning defined under the Israeli Companies Law – 1999.

(w)	“Option” – means the right to purchase the number of Shares specified by the Board, at a price and for the term fixed by the Board in accordance with the Plan and subject to any other limitations and restrictions as the Plan and the Board shall impose.

(x)	“Optionee” – means any Person who receives or holds an Option under the Plan.

(y)	“Person” – includes both individuals and corporate entities.

(z)	“Restricted Share” – means the issuance of Shares subject to certain restrictions, in accordance with Section 6 of the Plan and as defined therein.

(aa)	“Section 102” – means Section 102 of the Tax Ordinance and any regulations, rules, orders or other legislative item promulgated thereunder as now in effect or as hereafter enacted or amended.

(bb)	“Securities Laws” – means the Israeli Securities Law, 1968, as amended, the U.S. Securities Act of 1933, as amended, or any similar law of any other jurisdiction, and the rules and regulations promulgated thereunder.

(cc)	“Share” – means the ordinary shares, nominal value NIS 0.1 per share, of the Company, as may be adjusted pursuant to Section 13 of the Plan.

(dd)	“Successor Company” – means (i) any entity into and with which the Company is merged or consolidated pursuant to a Transaction; and (ii) an entity which acquires all or substantially all of the assets or shares of the Company.

(ee)	“TASE” – means the Tel Aviv Stock Exchange.

(ff)	“Tax Ordinance” – means the Israeli Income Tax Ordinance [New Version]-1961 and any regulations, rules, orders or other legislative item promulgated thereunder as now in effect or as hereafter enacted or amended.

(gg)	“Transaction” – means (i) a merger, consolidation, acquisition or reorganization of the Company with one or more other entities in which the Company is not the surviving entity (or if in the context of a reverse triangular merger, the Company is the surviving entity), (ii) an acquisition of all or over 50% of the shares of the Company in a transaction or series of related transactions. For the avoidance of doubt, any merger or reverse triangular merger with a publicly traded entity in which the shareholders of the Company prior to such transaction hold more than 50% of the shares of the combined entity, shall not be considered a Transaction; (iii) a sale and/or transfer (including by way an exclusive license) of all or substantially all of the assets or shares of the Company to a third party(ies); (iv) such other transaction with a similar effect, as shall be determined by the Board in each case, other than a transaction or series of a related transaction for the sole purpose of effecting a change in domicile of the Company.

(hh)	“Trustee” – means any Person or entity who complies with the terms set forth in Section 3(a)(1) and/or (2) of the Israeli Income Tax Rules (Tax Relief for Allocation of Shares to Employees) 2003 and is appointed by the Company and approved by the Assessing Officer to serve as a trustee for Approved 102 Shares and/or for Approved 102 Options.

(ii)	“Trust Agreement” – means a trust agreement between the Company and the Trustee with respect to Approved 102 Shares and/or Approved 102 Options issued under the Plan, substantially in the form of Addendum B to the Israeli Income Tax Rules (Tax Relief for Allocation of Shares to Employees) 2003, as now in effect or as hereafter amended.

(jj)	“Vesting Dates” – means, (i) with respect to any Option, the date as of which the Optionee shall be entitled to exercise such Option, as set forth in Section 9 of the Plan and in the Grant Agreement; and (ii) with respect to Restricted Shares, the date following which the Company does not have a right to repurchase or forfeit such Restricted Shares, as set forth in Section 6 of the Plan and in the Grant Agreement.

(kk)	“Unapproved 102 Option” – means an Option issued pursuant to Section 102(c) of the Tax Ordinance and not held in trust by a Trustee.

(ll)	“Unapproved 102 Share” – means a Share (including Restricted Share) issued pursuant to Section 102(c) of the Tax Ordinance and not held in trust by a Trustee.

(mm)	“102 Option” and “102 Share” – means an Option or Share (including Restricted Shares) which is subject to the provisions of Section 102.

(nn)	“CGO” – means Approved 102 Options and/or Approved 102 Shares which are intended (subject to the Approved 102 Options and/or Approved 102 Shares being held by the Trustee until the End of the Period) to be subject to tax treatment in accordance with the provisions of Section 102(b)(2) or 102(b)(3), as applicable, of the Tax Ordinance, in accordance with the Company’s decision to use the capital gains track of Section 102.

(oo)	“OIO” – means Approved 102 Options and/or Approved 102 Shares which are intended by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Tax Ordinance, in accordance with the Company’s decision to use the employment income track of Section 102.

(pp)	“3(i) Options” – means Options that are not subject to taxation under Section 102. Such options are available for issuance to non-Employees selected by the Board.

3.	Administration of the Plan

(a)	The Plan shall be administered by the Board; provided, that the Board may appoint a committee which shall be comprised of some of its members (no fewer than two members of the Board), such as the Company’s Compensation Committee, in order to administer the Plan. In such case, all references in this Plan to “the Board” shall be deemed references to such committee, subject to the provisions of the Companies Law, 1999. The Board shall have the authority in its sole discretion, subject to applicable law, to administer the Plan and to exercise all the powers and authorities specifically granted to it under the Plan as necessary and advisable in the administration of the Plan.

(b)	To the extent permitted under applicable law, the Board shall have the full power and authority to: (i) designate Grantees; (ii) determine the terms and provisions of the respective Grant Agreements (which need not be identical), including and if applicable, but not limited to, the number of Awards to be issued or granted to each Grantee, the number of Shares underlying an Option, provisions concerning the time and extent to which Options may be exercised, and the nature and duration of restrictions as to the transferability or restrictions constituting a substantial risk of forfeiture and to cancel or suspend Awards, as necessary; (iii) if applicable, determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the Awards (CGT or IOI) and designate the type of Shares and/or Options.

(c)	Subject to the provisions of the Plan, the Applicable Laws and Section 102, the Board shall have the authority, in its discretion:

(i)	to construe and interpret the terms of the Plan and any Grant Agreements pursuant to the Plan;

(ii)	to designate the Employees and non-Employees to whom Awards may from time to time be granted or issued hereunder;

(iii)	to determine the number of Shares to be issued, or covered by each Awards granted, under the Plan;

(iv)	to prescribe forms of Grant Agreement for use under the Plan;

(v)	to determine Vesting Dates and/or any other performance conditions for the vesting of Awards;

(vi)	to accelerate and extend certain exercise periods prescribed under this Plan (if applicable);

(vii)	to determine the terms of any Grant Agreement;

(viii)	to determine the Exercise Price of any Option issued hereunder;

(ix)	if applicable, to determine the Fair Market Value of Shares;

(x)	alter any restrictions and conditions of any Awards;

(xi)	to prescribe, amend and rescind any rules and regulations relating to the Plan;

(xii)	correct and reconcile any inconsistency in the Plan or in any agreement relating thereto in a manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan; and

(xiii)	to take all other actions and make all other determinations necessary for the supervision and administration of the Plan.

(d)	No member of the Board be liable towards any Grantee for any action taken or determination made in good faith with respect to the Plan or any Shares and/or Option issued hereunder.

(e)	Members of the Board may receive Shares and/or Options under the Plan while serving on the Board.

(f)	All decisions, determinations and interpretations of the Board shall be final and binding on all Grantees.

(g)	The Board shall have the authority to grant, at its discretion, to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price equal to, lower than or higher than the Exercise Price of the original Option so surrendered and cancelled and containing such other terms and conditions, or to change the Exercise Price as the Board may prescribe in accordance with the provisions of the Plan.

4.	Designation of Grantees

(a)	The Board shall have the authority to issue and grant Awards to Grantees under the Plan.

(b)	Shares and Options issued under this Plan shall, as applicable, be Unapproved 102 Shares, Restricted Shares, CGO, OIO, Unapproved 102 Options or 3(i) Options.

(c)	Each Share and/or Option issued pursuant to the Plan shall be evidenced by a Grant Agreement, in such form as the Board shall from time to time approve. Each Grant Agreement shall state, among other matters and if applicable, the number of Shares granted or Shares to which an Option relates, the nature of the Award issued thereunder (whether Restricted Shares, CGO, OIO, Unapproved 102 Share, Unapproved 102 Option or a 3(i) Option), the Vesting Dates or vesting schedule, the Exercise Price, the Expiration Date and such other terms and conditions as the Board in its discretion may prescribe, provided that they are consistent with this Plan. The Grant Agreement shall be delivered to the Grantee and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto. The Grant Agreement shall be executed by the Grantee and the Company.

(d)	The Persons eligible for participation in the Plan as Grantees (but they shall only participate in the Plan if the Board decides that they shall so participate) shall include any Employees and non-Employees (such as service providers, consultants and contractors in their personal capacity) of the Company and/or of any of the Company’s Affiliates thereof and any other Person which the Board determines to be eligible for the issuance of Awards; provided, however, that 102 Shares and 102 Options shall be issued only to Employees of the Company and/or an Affiliate thereof, and provided further, that if services have not commenced on the Date of Grant, the grant will be deemed effective upon commencement of actual employment.

(e)	Neither this Plan nor any Grant Agreement nor any offer of Shares and/or Options to an Grantee shall impose any obligation on the Company or any Affiliate to continue to employ or to engage the services of any Grantee, and nothing in the Plan or in any Grant Agreement issued pursuant thereto shall give any Grantee any right to continue its employment or service to the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such employment or services at any time.

(f)	The issuance of Awards to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other issuance of Shares and/or Options pursuant to this Plan or any other share incentive or plan of the Company or any of its Affiliates.

(g)	The Options and underlying Shares are extraordinary, one-time benefits granted to the Grantees, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under Applicable Law.

(h)	Notwithstanding anything to the contrary, all issuances of Shares and/or Options to Directors and other Office Holders of the Company shall be authorized and implemented in accordance with the provisions of Chapter 5 of Section 6 of the Israeli Companies Law – 1999, or any successor act or regulation, as in effect from time to time.

(i)	It is acknowledged and agreed that the Company provides no representation and the Grantee is not being guaranteed in any way that an Approved 102 Share or a CGO will be subject to capital gains taxation. If an Award which is intended to qualify for capital gains taxation as an Approved 102 Share or a CGO, does not so qualify, for any reason, including, without limitation, due to gross negligence of the Company or the Trustee, the Grantee shall not have any claims against (i) the Company, (ii) any Affiliate of the Company, (iii) any shareholder of the Company or an Affiliate thereof, (iv) any director or other Office Holder of the Company or any Affiliate thereof, and/or (v) the Trustee.

5.	Shares Subject to the Plan

(a)	The total number of Shares reserved for the purposes of the Plan (including Shares which may underlie Options) shall be fixed from time to time by the Board, which may increase or decrease the number of shares, on one or numerous occasions, at its sole discretion, and such number shall be subject to adjustment as set forth in Section 13 below. Any Shares which - at the time of termination of the Plan – remain unissued and do not underlie any outstanding Options, shall cease to be reserved for the purpose of the Plan. Should any Option, or any portion thereof, for any reason expire or be cancelled prior to its exercise (including, without limitation, as a result of cessation of Employment or engagement), the Shares subject to such Option (or such expired or cancelled portion of the Option) shall become available for issuance or sale under the Plan.

(b)	Shares may be made available from the authorized but unissued shares of the Company or from Shares held in the Company’s treasury.

(c)	Each Share shall be subject to such terms and conditions consistent with the Plan and set forth in the applicable Grant Agreement as the Board may impose from time to time, including, without limitation, restrictions on the sale or other disposition of such Shares, the vesting dates with respect to such Shares, and the right of the Company to reacquire unvested Shares or to forfeit or convert such unvested Shares into dormant shares, at the discretion of the Board, upon termination of the Grantee’s employment or engagement within specified periods or upon the occurrence of such other events as specified in the Grant Agreement. Except as otherwise provided herein and as otherwise determined by the Board and set forth in the Grant Agreement the Grantees shall have all of the rights of a holder of Shares, including the right to receive dividends and to vote the Shares covered thereby (subject to the provisions of Section 15(g)).

6.	Issuance of Restricted Shares.

(a)	Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, issue Shares directly (i.e., not by way of exercise of an Option) pursuant to this Plan, which Shares, shall be subject to certain restrictions as set forth in this Section 6 and in the Grantee’s Grant Agreement (“Restricted Shares”).

(b)	Eligibility. The Board shall determine the eligible Grantees to whom, and the time or times at which, grants of Shares will be made, the number of Restricted Shares to be awarded, the purchase price (if any) to be paid by the Grantee (subject to subsection (c)), the time or times at which such Restricted Shares may be subject to repurchase or forfeiture (if any) by the Company, the vesting schedule (if any) and rights to acceleration thereof, and such other terms and conditions with respect to the issuance of the Restricted Shares, as the Board shall deem fit. The Board may condition the grant or vesting of the Restricted Shares upon the attainment of specified performance targets or such other factors as the Board may determine, in its sole discretion. In the event that the Grantee’s engagement is terminated for Cause, or Grantee is otherwise not in compliance with the terms and conditions of this Plan or Grant Agreement with respect to the Restricted Shares’ vesting schedule, vesting performance objectives or such other vesting factors as shall be determined in such Grantee’s Grant Agreement, the Board may determine, in its sole discretion, that the Restricted Shares shall be repurchased (with or without consideration) or forfeited by the Company.

(c)	Terms. The purchase price of Restricted Shares shall be determined by the Board but shall not be less than as permitted under applicable law. Restricted Shares must be accepted within a period of 21 days (or such other period as the Board may specify at grant) after the Date of Grant, by executing a Grant Agreement and by paying whatever price (if any) the Board has designated thereunder.

(d)	Custody. The Board may require that any share certificates evidencing such Restricted Shares be held in custody by the Company or any third party determined by the Company, until the restrictions thereon shall have lapsed, and that, as a condition of any issuance of Restricted Shares, the Grantee shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Restricted Shares to be issued.

(e)	Rights as Shareholder. Subject to the provisions of this Plan and as otherwise determined by the Board and set forth in the Grant Agreement, the Grantee shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares and the provisions of the Articles of Association of the Company (as in effect from time to time), the right to tender such shares.

(f)	Mechanics of Repurchase/Forfeiture.

i.	Upon delivery of a notice to the Grantee of non-achievement of the vesting milestones (including without limitation, any notice referring to termination of employment or services), setting forth the number of Shares to be repurchased or forefeited by the Company (the “Repurchased Shares”), the Company shall become the legal and beneficial owner of the Repurchased Shares and all rights and interests therein or thereto without the necessity for any action on the part of the Company or Grantee, and the Company shall have the right, and the Grantee, by signing the Grant Agreement, hereby appoints the Company and/or the Trustee, as the case may be, as his/her attorney-in-fact and agent and grants an irrevocable power of attorney and proxy to the Company (which may itself appoint an agent to act for it in this context), to (i) retain and transfer to its own name the number of Repurchased Shares being repurchased or forfeited by the Company in accordance herewith, (ii) sign on Grantee’s behalf any instrument required in order to effect a transfer of the Repurchased Shares, and/or (iii) execute and sign on Grantee’s behalf any instrument required in order to effect, any of other actions detailed in subsection 6(f)(ii) below. The Repurchased Shares shall be transferred to the Company or its designee free and clear of any lien, pledge, charge, security interest, encumbrance, restriction, option or other rights of any third party.

ii.	Notwithstanding anything to the contrary in the Plan, the parties agree that in the event that the Company shall be prohibited, on account of any applicable law, from repurchasing Restricted Shares, the Company may (i) affect the forfeiture thereof for the benefit of the Company; (ii) designate a designee who shall conduct the repurchase and shall cooperate with the Company in order to hold the repurchased Restricted Shares in trust for future allocations of Ordinary Shares, issuable upon exercise of employee share options; (iii) transfer such repurchased Restricted Shares to all of the shareholders of the Company (other than the Grantee), on a pro-rata, as converted basis; (iv) make any other changes or amendments to the corporate documents of the Company in order to strip any Restricted Shares repurchased by the Company or its designee hereunder, of any rights or privileges they may have.

(g)	The Company’s right of repurchase and/or forfeiture of Shares pursuant to this Section 6, shall not apply with respect to Shares which were issued to Grantees as a result of exercise of Options pursuant to the terms hereof, provided, however, that nothing contained herein shall derogate from the Company’s right to repurchase any Shares, in the event that Grantee’s engagement with the Company was terminated for Cause following such exercise of Options and/or issuance of Shares, in accordance with Section 12(c) below.

7.	Term of Option

Without derogating from the rights and powers of the Board, each unexercised Option granted pursuant to the Plan shall expire upon the tenth (10th) anniversary of the Date of Grant thereof or, in the event of termination of Grantee’s employment or service with the Company or any of its Subsidiaries, as provided for in Section 12 below. It is hereby clarified that the Board may establish a shorter or longer term for an Option, as well as circumstances under which such Option shall be cancelled or expire.

8.	Exercise Price and Consideration

(a)	The Exercise Price shall be determined by the Board in its sole discretion.

(b)	Each Grant Agreement will contain the Exercise Price determined for each Option covered thereby.

(c)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the currency and the method of payment, shall be determined by the Board and, except in the case of a net exercise (as provided below), may consist entirely of (1) cash, (2) check, (3) wire transfer, or (3) any combination of the foregoing methods of payment.

(d)	The proceeds received by the Company from the issuance of Shares and/or Shares subject to the Options will be added to the general funds of the Company and used at the Company’s discretion.

9.	Vesting of the Options

(a)	Unless otherwise determined by the Board with respect to any specific Optionee and/or Option and provided accordingly in the applicable Grant Agreement, the Option shall vest and become exercisable according to the following three (3) year vesting schedule such that one third (1/3) of the Options granted shall become vested upon lapse of each year as of the Date of Grant, or any other date determined by the Board, provided that on and before the respective preceding Vesting Dates Optionee shall be and shall have been continuously employed by the company to provided services to the Company.

(b)	An Option may be subject to such other terms and conditions as to the time or times when it may be exercised, as well as the number of Shares which may be purchased under the Option (including by way of performance conditions), as the Board may deem appropriate. The vesting provisions of individual Options may vary.

(c)	This Section shall apply, mutatis mutandis to issuance of Restricted Share.

10.	Exercise of Option

(a)	Options shall be exercised by the Optionee by giving written notice to the Company, in such form and method as may be determined by the Board and when applicable, by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance, which exercise shall be effective upon receipt of such notice by the Company together with full payment of the Exercise Price at the Company’s principal office and the execution and delivery of any other document required pursuant to the applicable Grant Agreement and Applicable Laws. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice of exercise is irrevocable and may not be rescinded or revised once it has been delivered to the Company; Optionee shall also send a copy of such notice of exercise to the Trustee.

(b)	Each Option granted under the Plan shall be exercisable following the Vesting Dates and for the number of Shares as shall be provided in Exhibit B to the Grant Agreement. However, no Option shall be exercisable after the Expiration Date set forth in the Grant Agreement.

(c)	Unless determined otherwise by the Board, the exercise of Options may be made through a “Net Exercise Mechanism” which shall operate as follows: the Optionee shall submit an exercise notice which shall include among others, the following particulars: (i) the number of the vested Options to be exercised and (ii) the aggregate Exercise Price of all of the Options to be exercised. Unless otherwise instructed by the Company, the benefit shall be calculated based on the difference between (i) the aggregate Exercise Price of all the Options being exercised; and (ii) the aggregate Fair Market Value of the Shares underlying such Options as of the date of such exercise notice received by the Company (the “Benefit”). The Company shall issue the Optionee or the Trustee, as applicable, with a number of whole Shares calculated by dividing the Benefit with the Fair Market Value of one Share as of the date of receipt of the exercise notice, as set forth in the Calculation Formula below (the “Net Exercise Mechanism”).

Calculation Formula:

A = the number of Options that the Optionee requests to exercise as specified in the exercise notice;

B = the Fair Market Value on the date of exercise;

C = the Exercise Price of each Option.

Number of Shares = A x ((B-C)/B)

The exercise of Options under this Section 10(b) and the amount of tax payable in respect of the sale of issued Shares shall be subject to the provision of a tax ruling of the Israeli Tax Authority received by the Company with respect to the Net Exercise Mechanism.

(d)	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options become vested and exercisable, prior to the Expiration Date, and provided that, subject to the provisions of Section 12 below, the Optionee is employed by or providing services to the Company or any of its Affiliates, at all times during the period beginning with the Date of Grant and ending upon the date of exercise.

(e)	An Option may not be exercised unless, at the time the Optionee gives the notice of exercise, the Optionee includes with such notice payment in cash or by bank check or by wire transfer of all withholding taxes due, if any, on account of the Shares being purchased under the Option or gives other assurance satisfactory to the Board and the Trustee of the payment of applicable withholding taxes. If the Company is not certain as to the sum of the applicable withholding tax, the Company may require that the Optionee present a valid exemption from withholding, issued by the relevant tax authority in favour of the Company.

(f)	Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Laws.

11.	Right as a Shareholder

(a)	Shares and Options issued pursuant to the Plan (including upon exercise of an Option) shall be issued in the name of the Grantee, except for (i) Approved 102 Shares; and/or (ii) Approved 102 Options; and/or (iii) Shares issued pursuant to the exercise of Approved 102 Options, all of which shall be issued to the Trustee in the name of the Grantee and held by the Trustee at least until the End of the Period (unless otherwise permitted by the applicable provisions of Section 102 and the regulations promulgated thereunder; it being understood that any release by the Trustee of the aforesaid Options or Shares may result in increased taxation), or for such longer period, as may be set forth in the Grant Agreement.

(b)	With respect to Options, prior to exercise and until the registration of the Optionee as a holder of Shares in the Company’s register of shareholders, an Optionee, as such, shall have no right to vote or receive dividends or any other rights of or as a shareholder

(c)	For the avoidance of doubt, an Optionee shall not have any of the rights or privileges of a shareholder in the Company in respect of any Shares purchasable upon the exercise of any Options, until the Optionee shall have exercised the Option, paid the Exercise Price and applicable tax thereof and have been registered as a holder of such Shares in the Company’s register of shareholders upon exercise of the Options in accordance with the provisions of the Plan. In case of Options and Shares held by the Trustee, the provisions of Section 15 below shall apply.

(d)	If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice of exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

12.	Termination of Employment

(a)	Unless the Board shall otherwise determine at or after the grant, in the event of termination of an Optionee’s employment with the Company or any of its Affiliates other than for Cause, Disability, retirement or death, all Options issued to that Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the provisions of the Plan or the Grant Agreement, be exercised within 90 days following the date of such termination or such other period as may be specified in the Grant Agreement or determined by the Board but in any event, no later than the Expiration Date. If, on the date of termination, the Shares subject to the Option have not vested in their entirety, any Shares covered by the unvested portion of the Option shall expire and be of no further force and effect and shall become issuable to other participants under the Plan, at the Board’s sole discretion. To the extent the vested portion of the Option is not so exercised and fully paid for within the time specified herein, such unexercised vested portion of the Option shall expire and be of no further force and effect, and the Shares covered by such unexercised vested portion of the Option shall revert to the Plan. For the avoidance of doubt - in the event that in connection therewith, any Approved 102 Options are still held by the Trustee, the trust with respect thereto shall ipso facto expire and all of the Shares covered by the vested and unvested portion of such Approved 102 Options shall revert to the Plan and be subject to issuance if the Optionee did not exercise the Options within the above stated period. For the purposes of this section 12, termination of employment or engagement shall mean the date the termination notice was given by the Optionee or his/her employer (irrespective of the effective date of such termination), unless otherwise agreed to in writing.

(b)	If the Optionee’s employment with the Company or an Affiliate thereof, or, if applicable, the rendering of services by the Optionee to the Company or an Affiliate thereof is terminated because of Optionee’s death, retirement or Disability, then Optionee’s Options may be exercised, only to the extent that such Options are vested and exercisable by Optionee on the termination date or as otherwise determined by the Board. Such Options, to the extent vested as of the termination date, must be exercised by Optionee (or Optionee’s legal representative or authorized assignee), if at all, within eighteen (18) months after the termination date in the event of death, or within twelve (12) months from the date of termination in the event of Disability, or any other period determined by the Board. If on the date of termination there are Options, which have not vested, the Shares covered by the unvested portion of the Options shall revert to the Plan unless determined otherwise under a Grant Agreement or by the Board. If the Option is not exercised within the time specified herein or other period determined by the Board, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. For the avoidance of doubt - in the event that in connection therewith any Approved 102 Options are still held by the Trustee, the trust with respect thereto shall ipso facto expire and all of the Shares covered by the vested and unvested portion of such unexercised Approved 102 Options shall revert to the Plan.

(c)	In the event of termination of Optionee’s employment with the Company or its Affiliates for Cause, or if applicable, the termination of services rendered by the Optionee to the Company or its Affiliates for Cause (or if earlier, upon the Optionee’s receipt of notice of termination for Cause), all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, immediately expire and shall be of no further force and effect as of the date of such termination and shall revert to the Plan, unless otherwise determined by the Board.

(d)	With respect to an Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102.

13.	Adjustments

Unless otherwise provided in the Grant Agreement, upon the occurrence of any of the following described events, Grantee’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

(a)	Changes in Capitalization. Subject to any required action by the Company, the number of issued 102 Shares, the number of Shares covered by each outstanding Option, the number of Shares which have been reserved for issuance under the Plan but as to which no Options have yet been issued or which have reverted to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price per share of Shares covered by each such outstanding Option, shall be proportionately and equitably adjusted for any share split, reverse share split, bonus shares (shares dividend), combination or reclassification of the Shares, all only if such triggering event generally applies to all Shares and so as to maintain the proportionate number of Shares without changing the aggregate purchase price, provided, however, that (i) fractions of a Share will not be issued but will be rounded down to the nearest whole Share; (ii) that to the extent the Company does not have sufficient distributable profits or premium, that the Exercise Price of any Option may not be decreased to below the par value of the Shares; and (iii) no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Upon happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted, all as will be determined by the Board whose determination shall be final. With respect to Approved 102 Shares and Approved 102 Options, all of the Shares resulting from the adjustments will also be deposited with the Trustee on the same terms and conditions as the original Options or Shares.

(b)	Dissolution or Liquidation. In the event of a voluntary dissolution or liquidation of the Company while unexercised Options remain outstanding under the Plan, then the Board, in its own discretion, may determine that such outstanding Options may be exercised in full by the Grantees as of the effective date of any such liquidation or dissolution of the company without regard to the vesting provisions of Section __ of the Plan. In case the Board determined that the outstanding Options may be exercised, then all such outstanding Options may be exercised in full by the Grantees giving notice in writing to the Company of their intention to so exercise.

(c)	Transaction

i.	Notwithstanding anything to the contrary herein, all unvested Options and Restricted Shares shall fully vest immediately prior to the consummation of a Transaction, provided, howeverm that the Board shall determine whether such acceleration shall apply to Grantees who work less than one year with the Company at the time of consummation of the Transaction.

ii.	In the event of a Transaction, each outstanding unexercised Option and Restricted Share may – with the consent of the Board and the Successor Company or its Affiliate (as applicable) – be assumed by the Successor Company or an Affiliate of the Successor Company, or may be replaced by a share option, or a share, as applicable, in, or right against, the Successor Company or an Affiliate of the Successor Company, and appropriate adjustments shall be made in the number of shares (and respectively, in the case of Options, the Exercise Price per Share) in order to reflect such an assumption or replacement, based on the Fair Market Value of the Shares and the Fair Market Value of the shares or other assets underlying the post-assumption or replacing options - all subject to the determination of the Board, which determination shall be in its sole discretion and final.

iii.	In the event that the Successor Company does not assume or substitute the Options and/or the Restricted Shares, or in the event that the Board decides that the Options and/or Restricted Shares shall not be assumed or substituted, the Board may decide – at its sole discretion – that the vesting periods set forth in one, some or all of the Grant Agreements (in the case of one or some, as aforesaid, the decision as to which one or which ones shall be at the sole discretion of the Board) shall be fully or partially accelerated. If as a result of such acceleration an Option becomes vested and exercisable, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period if not exercised earlier by the Optionee; provided, however, that the Board may elect to apply the provisions of clause (vi) below to the accelerated Options, in lieu of providing notification as set forth above.

iv.	For the purposes of this section, the Option and Restricted Share shall be considered assumed if, following a Transaction, the Optionee receives the right, under similar terms as the terms of the Option or Restricted Share, as applicable, to purchase (for the same purchase price, as appropriately adjusted), for each Share subject to the Option or Restricted Share immediately prior to the Transaction, the consideration (whether shares, cash, or other securities or property) received in the Transaction by holders of Shares of the same class for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely ordinary shares of the Successor Company or its Affiliate, the Board may, with the consent of the Successor Company, provide for each Optionee to receive solely ordinary shares (or their equivalent) of the Successor Company or its Affiliate equal in Fair Market Value to the per share consideration received by holders of Shares in the Transaction; and provided further that the Board may determine, in its discretion that in lieu of such assumption or substitution of Options and Restricted shares for options and restricted shares of the Successor Company, or its Affiliate, such Options and Restricted Shares will be substituted for any other type of asset or property which is fair under the circumstances, including, without limitation, cash.

v.	The issuance of 102 Shares or Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

vi.	Notwithstanding anything herein to the contrary, in connection with a Transaction, the Board – at its sole discretion – may determine that all Options and Restricted Shares which are “in the money” with respect to the Transaction, shall be replaced with the right of the Optionee to receive the difference between the per-share consideration being paid in the Transaction for each Share, and the Exercise Price, minus the amount of any applicable withholding taxes, and all Options and/or Restricted Shares which are not “in the money” may, at the full discretion of the Board, be cancelled or assumed as aforesaid. In addition, the Board may – at its sole discretion - decide that the Optionees shall be subject to all or some of the same terms and conditions, and risks (including, without limitation, escrows, liability for representations, uncertain contingent payments, and uncertain milestone payments), as the risks being taken by the Company’s shareholders in the Transaction, pro rata and mutatis mutandis, and each Optionee, by signing his Grant Agreement, agrees that the agreement covering the Transaction may contain provisions to that effect, without the need for the Optionee to execute, or otherwise consent to the provisions of, the agreement covering the Transaction.

14.	Designation of Shares and/or Options Pursuant to Section 102

(a)	The Board may designate Approved 102 Shares and/or Approved 102 Options as either CGO or OIO. The Company’s election of the type of Approved 102 Shares and/or Approved 102 Options to be issued to Employees (the “Election”) shall be appropriately filed with the Israeli Tax Authorities before the Date of Grant of any Approved 102 Share and/or Approved 102 Option.

(b)	The Election of the type of Approved 102 Shares and/or Approved 102 Options to be issued to Employees, shall become effective beginning on the first Date of Grant of Approved 102 Shares and/or Approved 102 Options under the Plan and shall remain in effect until at least the end of the year following the year during which the Company first issued the Approved 102 Shares and/or Approved 102 Options under the Election. The Election shall obligate the Company to issue only the type of Approved 102 Shares and/or Approved 102 Options it has elected, and shall apply to all Approved 102 Shares and/or Approved 102 Options issued during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from issuing Unapproved 102 Shares, Unapproved 102 Options or 3(i) Options, simultaneously or otherwise.

(c)	No Approved 102 Shares and/or Approved 102 Options may be granted under this Plan, unless and until, the Plan shall be appropriately filed with the Israeli Tax Authorities at least thirty (30) days before the first Date of Grant.

(d)	Each Grant Agreement shall state, inter alia, the type of Share and/or Option issued thereunder (whether a CGO, OIO, Unapproved 102 Shares, Unapproved 102 Option or a 3(i) Option), and if applicable, the vesting provisions and the Exercise Price.

(e)	All Approved 102 Shares and/or Approved 102 Options must be held in trust by a Trustee, as described in Section 15 below.

(f)	For the avoidance of doubt, the designation of 102 Shares and/or 102 Options shall be subject to the terms and conditions set forth in Section 102.

(g)	With regard to Approved 102 Shares and/or Approved 102 Options, the provisions of the Plan and the Grant Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s approval, and the said provisions and approval shall be deemed an integral part of the Plan and of the Grant Agreements. Any provision of Section 102 and/or the said approval which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or the Grant Agreement, shall be considered binding upon the Company and the Grantee. If any provision of the Plan should present any inconsistency or contradiction with Section 102, the provisions of Section 102 shall prevail.

15.	Trustee

(a)	Any Approved 102 Shares and/or Approved 102 Options shall be issued pursuant to the Plan to a Trustee. The Trustee shall hold such Approved 102 Shares and/or Approved 102 Options and any Shares issued upon the exercise of any of such Approved 102 Options, in trust pursuant to the Company’s instructions from time to time. The Company shall have the right to replace the Trustee with another trustee, which shall then become the Trustee under the Plan, subject to the approval of the Israeli Tax Authority, and without the need to receive the consent of the Grantees. The Trustee shall be entitled to make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to the Exercise of the Approved 102 Shares and/or Approved 102 Options. The Company shall deliver the Trustee all the necessary information required by it. The Trustee shall be exempt from any liability with respect to any action or decision duly taken in its capacity as Trustee, provided however that the Trustee has conducted its duties in good faith.

(b)	Notwithstanding anything herein to the contrary, Approved 102 Shares and/or Approved 102 Options issued under the Plan, shall be issued to the Trustee and held for the benefit of the Grantee at least until the End of the Period, unless otherwise agreed by the Israeli Tax Authority or as may otherwise be permitted pursuant to Section 102 and the regulations promulgated thereunder. All Shares issued upon exercise of Approved 102 Options, all of the rights attached to and/or in connection with such Approved 102 Shares, Approved 102 Options and/or Shares issued upon exercise of Approved 102 Options, including without limitation dividend in shares, shall be issued to the Trustee and held by the Trustee for the benefit of the Grantee at least until the End of the Period and shall be subject to the same tax treatment as the treatment to which such Approved 102 Shares and/or Approved 102 Options are subject. In case the requirements pursuant to Section 102 for an Approved 102 Shares and/or Approved 102 Options are not met, then the Approved 102 Shares and/or Approved 102 Options may be regarded as Unapproved 102 Shares or Unapproved 102 Options, as applicable, all in accordance with the provisions of Section 102.

(c)	Notwithstanding anything to the contrary, but subject to subsection (g) below, the Trustee shall not carry out any transaction or take any action with respect to Approved 102 Shares and/or Approved 102 Options or Shares issued upon exercise of the Options thereof, will not transfer, assign, release, pledge, mortgage voluntarily, or grant in connection therewith any proxy or assignment deed, whether immediately effective or effective at a future date, other than by will or by operation of law, until after the full payment of the Grantee’s tax liabilities arising from the issuance of such Approved 102 Shares and/or Approved 102 Options and their Exercise or after guarantying the payment of said taxes. If such Approved 102 Shares and/or Approved 102 Options or Shares pursuant to the exercise of such Options have been transferred by will or by operation of law, the provisions of Section 102 will apply with respect to the heirs or the transferees of the Grantee, as the case may be.

(d)	Upon receipt of Approved 102 Shares and/or Approved 102 Options, the Grantee will sign an undertaking to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Approved 102 Shares and/or Approved 102 Options or Shares issued and held by Trustee pursuant thereto, released or transferred by the Trustee, in accordance with the provisions of Section 102.

(e)	Except as otherwise permitted under the provisions of Section 102 and any ruling issued by the Israeli Tax Authority, until the End of the Period, a Grantee may not exercise Approved 102 Shares and/or CGO. At any time thereafter, each Grantee may require (but shall not be obligated to require) the Trustee to transfer to the Grantee, any Approved 102 Shares and/or Approved 102 Options or Shares issued pursuant to the exercise of such Approved 102 Options, provided that (1) such transfer is in compliance with all Applicable Laws, and (2) such Awards shall not be transferred to the Grantee before all applicable tax due pursuant to such an exercise has been paid in accordance with Section 102, and the Trustee has received an acknowledgement from the Israeli Tax Authority that the Grantee has paid any applicable tax due pursuant to Section 102. Notwithstanding the above, if any such sale or release occurs prior to the End of the Period, the sanctions under Section 102 shall apply to, and shall be borne by, such Grantee, except to the extent that the Israeli Tax Authority agrees otherwise.

(f)	The Company shall not issue or grant Approved 102 Shares and/or Approved 102 Options to any Grantee unless the Grantee has given a statement in writing that he is familiar with the provisions of Section 102 and the type of Shares and/or Options issued to him, that he accepts the provisions of the Trust Agreement and that he undertakes not to exercise the Shares and/or Options before the End of the Period.

16.	Dividends

With respect to all Shares (but excluding, for the avoidance of any doubt, any unexercised Options) issued, including, without limitation, upon the exercise of Options exercised by an Optionee, and held by the Grantee or by the Trustee, as the case may be, the Grantee (or the Trustee of his behalf, in the case of 102 Shares or Shares issued upon the exercise of 102 Options) shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s Articles of Association (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and, when applicable, subject to the provisions of Section 102.

17.	Restrictions on Assignability and Sale of Options/Shares; Power-of-Attorney

(a)	No Option or any right with respect thereto, shall be assignable, transferable or given as collateral or any right with respect to it given to any third party whatsoever, except as specifically allowed under the Plan, and during the lifetime of the Optionee, each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any such action made directly or indirectly, for an immediate validation or for a future one, shall be void.

(b)	So long as Options and/or Shares are held by the Trustee on behalf of the Optionee, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

(c)	No Optionee shall have a right of first refusal or pre-emptive right in relation with any sale or issuance of shares in the Company, unless the Optionee is entitled to such right pursuant to the Articles of Association and subject and in accordance to the provisions thereof, as may be amended from time to time.

(d)	Any Grantee to whom Shares are issued pursuant to the Plan, or for whom Shares are issued to the Trustee under the Plan, shall be entitled (in case the Shares are held by the Trustee – such entitlement shall be exercised by the Trustee) to all rights and privileges of holders of Shares, and shall be subject to (i) the provisions of the Company’s incorporation documents, as shall be amended from time to time, including, without limitation, right of first refusal/offer, preemptive rights, and “drag-along” provisions and right to receive notices for, and vote on, any meeting of the Company’s shareholder; (ii) any restrictions on transferability of shares pursuant to any instrument to which the Company is a party, including any shareholder agreements.

18.	Amendment and Termination of the Plan

(a)	Subject to Applicable Laws and Section 102, the Board may, at any time and from time to time, terminate, alter, adjust, suspend or amend the Plan, or any part thereof, in any respect, except that if at any time the approval of the shareholders of the Company is required pursuant to the Israeli Companies Law, 1999 or the regulations promulgated thereunder, the Board may not effect such modification or amendment without such approval.

(b)	Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Shares and/or Options issued under the Plan prior to the date of such termination, and the Plan shall continue to apply to those Shares and Options issued or granted prior to its termination (including Shares issued after the termination of the Plan but which were the subject of Options which were granted prior to the expiration of the Plan).

19.	Integration of Section 102 And Tax Assessing Officer’s Approval

(a)	With regard to 102 Shares and 102 Options, the provisions of the Plan and/or the Grant Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s approval, and the said Section 102 and approval shall be deemed an integral part of the Plan and of the Grant Agreement.

(b)	Any provision of Section 102 and/or the said approval which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or the Grant Agreement, shall be considered binding upon the Grantees, except as may be otherwise agreed by the Company.

20.	General Provisions

(a)	The Company and, if applicable, the Trustee, shall have the right to deduct from all amounts payable to a Grantee in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Shares and/or Options under this Plan, or, at the Company’s discretion, demand as a condition to the sale of Shares or Option or the release of same by the Trustee, that the Grantee shall pay to the Company, in cash, or otherwise secure to the Company’s satisfaction, the tax amount required to be withheld.

(b)	The Company may place a legend on each share certificate to the effect that such shares were acquired pursuant to an investment representation and are subject to limitations on offers, transfers and sales as the case may be.

(c)	The Plan, the issuance and exercise of Shares and/or Options thereunder, and the other obligations of the Company under the Plan, shall be subject to all Applicable Laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. To the extent required in order to comply with Applicable Laws, the Company, in its discretion, may postpone any issuance and any exercise of Shares and/or Options, or any other action permitted under the Plan. The Company may be permitted, with reasonable diligence, to complete such stock exchange, or similar listing, registration, qualification of such Shares or other required action under any Applicable Laws, rules, or regulations. The Company may require any Grantee to make such representations and furnish such information, as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with Applicable Laws, rules, and regulations. The Company shall not be obligated, by virtue of any provision of the Plan, to recognize the exercise of any Option or to otherwise sell or issue Shares in violation of any such Applicable Laws, rules, or regulations.

(d)	Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (ii) compliance with any exemption, completion of any registration or other qualification of such Shares under any applicable laws or ruling of any governmental body that the Company determines to be necessary. The Company will be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the exemption, registration, qualification or listing requirements of any state Securities Laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

(e)	Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(f)	The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Israel, notwithstanding the conflicts of laws principles of any jurisdiction. The competent courts in Tel Aviv shall have sole and exclusive jurisdiction over any dispute with regard to any controversy or claim arising under, out of, or in connection with this Plan, its validity, its interpretation, its execution or any breach or claimed breach thereof.

(g)	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under Securities Laws, the Grantee undertakes that he/she shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any Optionor Share or enter into any other contract for the purchase thereof, purchase any Option or Share or enter into any other contract for the sale thereof, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to any Shares acquired under a Grant Agreement without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or any similar transaction affecting the Company’s outstanding securities without receipt of consideration, in accordance with the provisions of this Plan, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section. This Section shall not apply to Shares registered in the public offering under the Securities Laws.

21.	Date of Grant

Subject to Applicable Laws, the “Date of Grant” of an Option shall, for all purposes, be the date on which the Board makes the determination to grant such Option, as applicable, or such other date determined by the Board, subject to any other determination of the Israeli Tax Authority; provided that an Option shall expire automatically if the Grant Agreement relating thereto is not executed by the Grantee within 90 days thereafter.

22.	Tax Consequences

(a)	Any tax consequences and/or obligations and/or other compulsory payments arising from the issuance of Shares and/or issuance or exercise of any Option, from the payment for or from the disposition of Shares covered thereby or from any other event or act (whether of the Grantee, of the Company, of any Affiliates or of the Trustee) hereunder, shall be borne solely by the Grantee. The Company and/or the Trustee shall withhold taxes according to the requirements under the Tax Ordinance and/or the Applicable Laws, rules, and regulations. Furthermore, each Grantee shall indemnify the Company and any Affiliate that employs or engages the Grantee and/or the Trustee, and/or the Company’s and/or any Affiliate’s shareholders and/or directors and/or office holders (“Indemnified Party”), and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax (and compulsory payment, if any) from any payment made to the Grantee, provided however that the Indemnified Party has conducted his duties in good faith. Except as otherwise required by law, the Company shall not be obligated to honour the exercise of any Option by or on behalf of an Optionee or the disposition of any Share by a Grantee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

(b)	The receipt of an Award and/or the acquisition of Shares issued upon the exercise of the Awards may result in tax consequences. The description of tax consequences set forth in the Plan or any Appendix hereto does not purport to be complete, up-to-date or to take into account any special circumstances relating to a Grantee.

(c)	GRANTEES ARE ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING ANY AWARD IN LIGHT OF HIS PARTICULAR CIRCUMSTANCES.

23.	Overseas Grantees

Notwithstanding any other provision of this Plan, but subject to Applicable Laws and Section 102 when applicable, the Board may, in respect of Shares and/or Options granted to Grantees who are or may become subject to taxation outside Israel on their remuneration and/or are Employees of or provide services to an Affiliate outside of Israel, amend or alter the provisions of this Plan as the Board considers necessary or desirable to mitigate, take account of or comply with relevant overseas taxation, securities, exchange control or other applicable laws. Any such amendment or alteration may be carried out by way of the adoption of one or more appendixes to the Plan.

24.	Data Privacy

Grantee, by signing the Grant Agreement, explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee’s personal data as described in this Grant Agreement and any other Option grant materials by and among, as applicable, the Company and its Affiliates for the purpose of implementing, administering and managing Grantee’s participation in this Plan. Grantee understands that Grantee is not obligated under law to provide any information or consent to the collection, use and transfer of any Data (as defined below). However, without such consent participation in this Plan may not be possible. Grantee understands that the Company may hold, collect and produce certain personal information about Grantee, including, but not limited to, Grantee’s name, home address and telephone number, date of birth, identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in Grantee’s favour, for the purpose of implementing, administering and managing this Plan (“Data”). Grantee understands that Data may be transferred to any third parties assisting the Company with the implementation, administration and management of this Plan, as well as to prospective acquirers of the Company or investors therein for due diligence purposes. Grantee understands that the recipients of the Data may be located in Israel or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Grantee’s country. Grantee hereby authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, including further transfers, for the purpose of implementing, administering and managing Grantee’s participation in this Plan, including any transfer of such Data as may be necessary or appropriate to a broker, escrow agent or other third party with whom the Issued Shares may be deposited.

25.	Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the issuing of Shares and/or Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

26.	Inability to Obtain Authority

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

27.	Multiple Agreements

The terms of each Grant Agreement may differ for each Grantee under the Plan at the same time or at any other time. The Board may also make more than one issuance of Shares and/or Options to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more previous issuances to that Grantee.

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